U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 11, 2003

                        COMMISSION FILE NUMBER: 0-32199


                          TUGBOAT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                                   95-4735256
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


          1445 Marpole Avenue, Suite 409, Vancouver, BC Canada V6H 1S5
                               Tel. (604) 733-5055
                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)


                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     On December 11, 2003, registrant ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of MidNet, Inc., a Nevada corporation ("MidNet"), from the shareholders of MidNet, in full and sole consideration of 7,506,000 shares of the registrant's restricted Common Stock, representing 58% of the total outstanding shares of Common Stock of Tugboat, post-merger. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock. The shareholders of MidNet now have direct beneficial ownership and voting control of Tugboat.

     In addition, the holders of 300,000 shares of Preferred Stock of MidNet exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNet. In addition, options for members of the Advisory Board and consultants of MidNet to acquire 1,260,000 restricted shares of MidNet, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNet options.

     There are no arrangements or understandings among members of the former and/or the new control groups and/or their respective associates with respect to the election of directors or other matters.

     Concurrent with the merger, the following persons were appointed as Directors of Tugboat: Ruedi Aschwanden, Tilo Kunz and Peter Fentiman. Karen A. Batcher resigned as President, Secretary and Treasurer of Tugboat and the Board of Directors appointed Peter Fentiman to serve as President. Mr. Aschwanden was appointed to serve as Secretary and Treasurer.

     There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     December 11, 2003, registrant ("Tugboat"), by and through its wholly-owned subsidiary, Tugboat Acquisition Corp., a Nevada corporation ("TAC"), entered into a merger and reorganization agreement to acquire 100% of the total issued and outstanding shares of Common Stock of MidNet, Inc., a Nevada corporation ("MidNet"), from the shareholders of MidNet, in full and sole consideration of 7,506,000 shares of the registrant's restricted Common Stock, representing 58% of the total outstanding shares of Common Stock of Tugboat, post-merger. The transaction did not involve the transfer of any funds. The 7,506,000 shares were issued directly by Tugboat from its authorized but unissued shares of Common Stock.

     In addition, the holders of 300,000 shares of Preferred Stock of MidNet exchanged their shares for 300,000 shares of Tugboat Preferred Stock, $.0001 per share par value. The 300,000 Tugboat Preferred Shares have the identical rights and preferences as the 300,000 Preferred Shares issued by MidNet. In addition, options for members of the Advisory Board and consultants of MidNet to acquire 1,260,000 restricted shares of MidNet, at an exercise price of $.50 per share, were exchanged for options to acquire 1,260,000 restricted shares of Tugboat, at an exercise price of $.50 per share, on the same terms and conditions of the MidNet options.

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     The shareholders of MidNet now have direct beneficial ownership and voting control of Tugboat.

     The amount of such consideration was determined on a negotiated basis between the parties, giving due consideration to the market value of registrant's shares and the approximate value of the assets of MidNet. The transaction did not involve the transfer of any funds.

     Over the past three years, MidNet has created and developed a proprietary system called "The Middle Network", which allows its customers to communicate digitally in a secure, reliable and affordable environment. The Middle Network acts as the 'middle layer' between telecommunications infrastructure companies (Telco's), Application Service Providers (ASP's) and customers. This network is neutral and, by virtue of its immense capacity, provides a complementary and effective digital alternative to the unsecured congested Internet (fraught with viruses, worms and hackers), parcel couriers and expensive limited private networks. MidNet anticipates users of The Middle Network will accept it as a critical enhancement utility that will become an integral operational component to the sustainability and future growth of their businesses. The Middle Network is now ready for commercialization.

     Tugboat intends to continue developing the business of MidNet.

     There are no other material relationships between TAC and/or MidNet, or the shareholders thereof, and the registrant or any of its affiliates, any officer or director of the registrant, or any associate of any such officer or director.

     A copy of the agreement is included as an exhibit to this filing.

     The registrant is aware of its obligation to file financial statements and information for the acquired business and assets, pursuant to Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits attached pursuant to Item 601 of Regulation SK:

     Exhibit 10 - Merger Agreement and Plan of Reorganization

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
                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


DATED: December 15, 2003                TUGBOAT INTERNATIONAL, INC.


                                        By: /s/ Peter Fentiman
                                           ----------------------
                                           Peter Fentiman
                                           President

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